UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 4, 2007

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 4, 2007, the Board of Directors of Jackson Hewitt Tax Service Inc. (the “Company”) appointed Michael C. Yerington as the Company’s President. Mr. Yerington will report to Michael D. Lister, who will remain Chairman of the Board of Directors and Chief Executive Officer of the Company and who previously held the title of President.

Mr. Yerington, age 58, has served as Executive Vice President and Chief Operating Officer of the Company since July 2006. From August 2005 to June 2006, Mr. Yerington pursued personal interests. From June 2003 to July 2005, Mr. Yerington was President of Global Business Development of Western Union Financial Services, Inc., a money transfer services company. From January 2001 to June 2003, Mr. Yerington served as President of Western Union N.A. During this period of employment with Western Union, Mr. Yerington also held the position of Senior Vice President with Western Union’s parent company, First Data Corp., a global provider of electronic commerce and payment solutions for businesses and consumers.

As a result of his appointment as President, effective May 1, 2007, Mr. Yerington’s annual base salary will be increased to $400,000 and his target bonus as a percentage of his base salary will be set at 120%. Mr. Yerington’s employment will continue to be subject to the terms and conditions of the employment agreement he entered into with the Company on August 8, 2006 (filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2006).

A copy of the press release announcing Mr. Yerington’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 5.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

See Exhibit Index.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Mark L. Heimbouch
Mark L. Heimbouch
Executive Vice President and Chief Financial Officer

Date: May 8, 2007

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JACKSON HEWITT TAX SERVICE INC.

CURRENT REPORT ON FORM 8-K

Report Dated May 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 7, 2007: Jackson Hewitt Tax Service Promotes Chief Operating Officer Michael Yerington to President

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